Exhibit 99.1 Zebra Technologies Corporation 3 Overlook Point Lincolnshire, IL 60069 USA T: +1 847 634 6700 F: +1 847 913 8766 www.zebra.com

Zebra Technologies Announces First Quarter 2016 Results

Lincolnshire, Ill., May 10, 2016—Zebra Technologies Corporation (NASDAQ: ZBRA), a global leader in solutions and services that provides real-time visibility into organizations’ assets, people, and transactions, today announced results for the first quarter ended April 2, 2016.

“Our first quarter results were below our expectations, with lower sales and earnings reflecting the continuation of a cautious enterprise spending environment against a tough comparison to double-digit growth last year,” said Anders Gustafsson, CEO of Zebra Technologies. “Despite a challenging environment, we maintained gross margins, generated stronger operating cash flow, and continued to make steady progress on our integration of the Enterprise business.”

“Given our first quarter results, continued macro uncertainty, and cautious spending behavior from many of our North America, EMEA, and Latin American customers, we are introducing a tempered outlook for the second quarter and have reduced our full-year sales outlook. We are, however, taking proactive steps to ensure we maximize sales opportunities and expand margins.” Continued Mr. Gustafsson, “We remain fully committed to our strategic priorities of driving profitable growth, executing on cost synergies, de-levering the balance sheet, and operating as One Zebra. Our long-term growth prospects are supported by our leadership position in providing visibility and insight into our enterprise customers’ operations.”

$ in millions except per share data	1Q16	1Q15	Change
Selected reported measures:
Net sales	$847	$893	(5.2)%
Gross profit	$390	$409	(4.6)%
Gross margin	46.0%	45.8%	0.2	pts.
Net loss	$(29)	$(25)	(16.0)%
Reported loss per share	$(0.56)	$(0.50)	(12.0)%
Selected Non-GAAP measures:
Adjusted net sales	$850	$899	(5.5)%
Adj. net sales decline in constant currency			(3.2)%
Adjusted gross profit	$393	$415	(5.3)%
Adjusted gross margin	46.2%	46.2%	NM
Adjusted EBITDA	$132	$152	(13.2)%
Adjusted EBITDA margin	15.5%	16.9%	(1.4	) pts.
Non-GAAP net income	$53	$72	(26.4)%
Non-GAAP earnings per diluted share	$1.01	$1.41	(28.4)%

Note:

Adjusted results include Non-GAAP measures and exclude certain items on a tax-effected basis. Please refer to the tables included in this press release for reconciliations of GAAP to Non-GAAP financial results.

Reported Financial Results

Net sales for the three months ended April 2, 2016, were $847 million, compared with $893 million for the first quarter of 2015. The net loss for the first quarter of 2016 was $29 million, or $0.56 per share, compared with $25 million, or $0.50 per share, for the first quarter of 2015.

Non-GAAP Financial Results

Adjusted net sales were $850 million, compared to $899 million in the first quarter of 2015; and adjusted gross margin was 46.2% in the first quarter of 2016 and 2015. Non-GAAP net income was $53 million, or $1.01 per diluted share, compared with $72 million, or $1.41 per diluted share, for the first quarter of 2015.

Discussion and Analysis

•	Net sales in the Enterprise segment accounted for $537 million compared to $567 million in the first quarter of 2015. Legacy Zebra segment sales were $313 million compared to $332 million in the first quarter of 2015. On a constant currency basis, and excluding the purchase accounting adjustment, first quarter year-over-year adjusted net sales declined 3%, with the Enterprise segment declining approximately 4% and the Legacy Zebra segment declining approximately 3%.

•	Adjusted gross margin for the quarter was 46.2%, comparable to the prior year period, and includes the impact of lower services costs, and the adverse impact of lower sales volumes and foreign currency changes versus the prior year period.

•	Operating expenses for the first quarter of 2016 of $390 million were in line with the prior year’s first quarter. Operating expenses for the first quarter of 2016 include $43 million in acquisition and integration costs and exit and restructuring costs, versus $37 million in the prior year quarter, as well as $59 million for amortization of intangible assets, compared with $68 million for the first quarter of 2015.

•	Adjusted EBITDA for the first quarter of 2016 was $132 million, or 15.5% of adjusted net sales compared to $152 million, or 16.9% of adjusted net sales for the first quarter of 2015, primarily due to the flow-through impact of lower net sales, and unfavorable foreign currency changes versus the prior year period.

Balance Sheet and Cash Flow

•	As of April 2, 2016, the company had cash of $194 million and total long term debt of $2.9 billion.

•	For the first quarter of 2016, the company made $26 million of scheduled cash interest payments and $80 million in term loan principal payments.

•	During the quarter, the company generated $95 million of cash flow from operations and incurred capital expenditures of $19 million.

Outlook

Full Year 2016

The company expects full year 2016 net sales, excluding purchase accounting adjustments, to change approximately (3)% to 1% from the comparable net sales of $3,668 million for the full year 2015. This view reflects an expectation of year-over-year growth of (2)% to 2% on a constant currency basis.

Adjusted EBITDA margin is expected to be approximately 17% for the full year 2016.

The company expects to pay down $300 million of debt principal in 2016.

Additional full year 2016 assumptions include:

•	Realization of approximately $50 million of incremental acquisition cost synergies compared to 2015

•	$130-150 million of integration-related expenses and capital expenditures in 2016-2017, of which the vast majority are expected to be incurred in 2016

•	Capital expenditures of approximately $70-75 million, including approximately $15-20 million related to acquisition integration

•	Depreciation and amortization expense of approximately $310-315 million

Second Quarter

The company expects second quarter 2016 adjusted net sales to decline approximately (3)% to 0% from the comparable net sales of $894 million in the second quarter of 2015. This expectation reflects year-over-year growth of (2)% to 1% on a constant currency basis.

Adjusted EBITDA margin is expected to be in the range of 15% to 16% for the second quarter 2016. Non-GAAP earnings are expected to be in the range of $1.00 to $1.20 per share.

Conference Call Notification

Investors are invited to listen to a live webcast of Zebra’s conference call regarding the company’s financial results for the first quarter of 2016. The conference call will be held at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) today. To view the webcast, visit the investor relations section of the company’s website at investors.zebra.com.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions, including the Enterprise business, could also affect profitability, reported results and the company’s competitive position in it industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K.

About Zebra Technologies

Zebra (NASDAQ: ZBRA) makes businesses as smart and connected as the world we live in. Zebra tracking and visibility solutions transform the physical to digital, creating the data streams enterprises need to simplify operations, know more about their businesses, and empower their mobile workforces. For more information, visit www.zebra.com.

Use of Non-GAAP Financial Information

This press release contains certain Non-GAAP financial measures, consisting of “adjusted net sales”, “adjusted gross profit”, “EBITDA,” “Adjusted EBITDA,” “Non-GAAP net income” and “Non-GAAP earnings per share” in addition to measure our operating performance. Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present Non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Reconciliations of net sales to adjusted net sales, gross profit to adjusted gross profit, operating income to EBITDA, EBITDA to Adjusted EBITDA, and GAAP net income to Non-GAAP net income are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

Contacts

Investors	Media
Michael Steele, CFA, IRC	Therese Van Ryne
Vice President, Investor Relations	Director, Global PR and Industry Analyst Relations
+ 1 847 793 6707	+ 1 847 370 2317
msteele@zebra.com	therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions)

	April 2, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$194	$192
Accounts receivable, net	606	674
Inventories, net	386	394
Prepaid expenses and other current assets	95	72

Total Current assets	1,281	1,332

Property and equipment, net	300	298
Goodwill	2,495	2,493
Other intangibles, net	700	757
Long term deferred income taxes	56	52
Other long-term assets	89	92

Total Assets	$4,921	$5,024

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$316	$289
Accrued liabilities	349	358
Deferred revenue	208	198
Income taxes payable	—	31

Total Current liabilities	873	876
Long-term debt	2,937	3,012
Long-term unearned revenue	118	124
Other long-term liabilities	114	99

Total Liabilities	4,042	4,111

Stockholders’ Equity:
Class A Common Stock	1	1
Additional paid-in capital	204	194
Treasury stock	(629)	(631)
Retained earnings	1,369	1,398
Accumulated other comprehensive loss	(66)	(49)

Total Stockholders’ Equity	879	913

Total Liabilities and Stockholders’ Equity	$4,921	$5,024

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except share data)

(Unaudited)

	Three Months Ended
	April 2, 2016	April 4, 2015
Net sales
Net sales of tangible products	$714	$755
Revenue from services and software	133	138

Total net sales	847	893

Cost of sales
Cost of sales of tangible products	373	386
Cost of services and software	84	98

Total cost of sales	457	484

Gross profit	390	409

Operating expenses:
Selling and marketing	121	122
Research and development	93	96
General and administrative	74	66
Amortization of intangible assets	59	68
Acquisition and integration costs	37	26
Exit and restructuring costs	6	11

Total operating expenses	390	389

Operating income	—	20

Other (expense) income:
Foreign exchange income (loss)	1	(27)
Interest expense and other, net	(50)	(51)

Total other expenses	(49)	(78)

Loss before income taxes	(49)	(58)
Income tax benefit	(20)	(33)

Net loss	$(29)	$(25)

Basic loss per share	$(0.56)	$(0.50)
Diluted loss per share	$(0.56)	$(0.50)

Basic weighted average shares outstanding	51,299,632	50,666,970
Diluted weighted average and equivalent shares outstanding	51,299,632	50,666,970

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Amounts in millions)

(Unaudited)

	Three months ended
	April 2, 2016	April 4, 2015
Net loss	$(29)	$(25)

Unrealized (loss) gain on anticipated sales hedging transactions, net of tax	(15)	2
Unrealized loss on forward interest rate swaps hedging transactions, net of tax	(7)	(7)
Foreign currency translation adjustment	5	(2)

Comprehensive loss	$(46)	$(32)

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Three Months Ended
	April 2, 2016	April 4, 2015
Cash flows from operating activities:
Net loss	$(29)	$(25)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	77	80
Amortization of debt issuance cost and discount	5	5
Share-based compensation	9	9
Excess tax benefit from share-based compensation	—	(2)
Deferred income taxes	3	—
Unrealized gain on forward interest rate swaps	(1)	(2)
All other, net	3	—
Changes in assets and liabilities, net of businesses acquired:
Accounts receivable, net	68	28
Inventories, net	9	(25)
Other assets	(1)	(13)
Accounts payable	20	(27)
Accrued liabilities	(28)	10
Deferred revenue	3	29
Income taxes	(50)	(33)
Other operating activities	7	2

Net cash provided by operating activities	95	36

Cash flows from investing activities:
Purchases of property and equipment	(19)	(26)
Acquisition of businesses, net of cash acquired	—	(49)
Proceeds from sale of long-term investments	—	2
Purchases of long-term investments	(1)	—
Purchases of investments and marketable securities	—	(1)
Proceeds from sales of investments and marketable securities	—	25

Net cash used in investing activities	(20)	(49)

Cash flows from financing activities:
Payment of debt	(80)	(50)
Proceeds from exercise of stock options and stock purchase plan purchases	3	8
Excess tax benefit from share-based compensation	—	2

Net cash used in financing activities	(77)	(40)
Effect of exchange rate changes on cash	4	(11)

Net (decrease) increase in cash and cash equivalents	2	(64)
Cash and cash equivalents at beginning of period	192	394

Cash and cash equivalents at end of period	$194	$330

Supplemental disclosures of cash flow information:
Income taxes paid, net	29	5
Interest paid	26	27

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SALES INFORMATION

(Amounts in millions)

(Unaudited)

REPORTED NET SALES BY PRODUCT CATEGORY

	Three Months Ended
Product category	April 2, 2016	April 4, 2015	Percent Change	Percent of Net Sales 2016	Percent of Net Sales 2015
Hardware	$644	$688	-6.4	76.0	77.0
Supplies	70	67	4.5	8.3	7.5
Service and software	133	138	-3.6	15.7	15.5

Total net sales	$847	$893	-5.2	100.0	100.0

REPORTED NET SALES BY GEOGRAPHIC REGION

	Three Months Ended
Geographic region	April 2, 2016	April 4, 2015	Percent Change	Percent of Net Sales 2016	Percent of Net Sales 2015
Europe, Middle East and Africa	$274	$291	-5.8	32.3	32.6
Latin America	45	53	-15.1	5.3	5.9
Asia-Pacific	114	106	7.5	13.5	11.9

Total International	433	450	-3.8	51.1	50.4
North America	414	443	-6.5	48.9	49.6

Total net sales	$847	$893	-5.2	100.0	100.0

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(Amounts in millions, except share data)

(Unaudited)

	Three Months Ended
	April 2, 2016	April 4, 2015
Net loss	$(29)	$(25)

Income tax benefit	(20)	(33)
Share-based compensation	9	9
Acquisition and integration costs	37	26
Exit and restructuring costs	6	11
Purchase accounting adjustments	3	6
Foreign exchange loss (gain)	(1)	27
Amortization of intangible assets	59	68
Amortization of debt issuance cost and discount	5	5
Forward interest rate swaps gain	(1)	(2)
Tax effects	(15)	(20)

Total adjustments	$82	$97

Non-GAAP net income	$53	$72

GAAP (loss) earnings per share
Basic	$(0.56)	$(0.50)

Diluted	$(0.56)	$(0.50)

Non-GAAP earnings per share
Basic	$1.03	$1.43

Diluted	$1.01	$1.41

Basic weighted average shares outstanding	51,299,632	50,666,970
Diluted weighted average and equivalent shares outstanding	52,045,345	51,212,713

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION

(Amounts in millions)

(Unaudited)

	Three Months Ended
	April 2, 2016	April 4, 2015
EBITDA Reconciliation
Operating (loss) income	$0	$20

Depreciation	18	12
Amortization of intangible assets	59	68

EBITDA	$77	$100

Acquisition and integration costs	37	26
Purchase accounting adjustments	3	6
Exit and restructuring costs	6	11
Share-based compensation	9	9

Adjusted EBITDA	$132	$152

Adjusted EBITDA % of Adjusted Sales	15.5%	16.9%

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION

(Amounts in millions)

(Unaudited)

ADJUSTED NET SALES DECLINE

Three Months Ended April 2, 2016
Reported net sales decline	(5.2)%
Purchase accounting adjustments (1)	(0.3)%
Exclusion of foreign currency translation impact	2.3%
Adjusted net sales decline in constant currency	(3.2)%

ADJUSTED NET SALES BY SEGMENT

	Three Months Ended
	April 2, 2016	April 4, 2015	Percent Change
Legacy Zebra	$313	$332	-5.7
Enterprise	537	567	-5.3

Adjusted net sales	$850	$899	-5.5
Purchase accounting adjustments (1)	(3)	(6)

Reported net sales	$847	$893	-5.2

(1)	Purchase accounting adjustments only impact the Enterprise segment.